UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2008

BENACQUISTA GALLERIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-51107	71-0928242
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6870 La Valle Plateada Rancho Santa Fe, California	92067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(858) 525-5695

                    Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On January 11, 2008, Benacquista Galleries, Inc., a Nevada corporation (“Benacquista:”) and Vibe Records, Inc., a Delaware corporation (“Vibe”), James Price and Timothy Olphie entered into an Agreement of Sale (“New Agreement”) that cancelled the previous Share Exchange Agreement between Vibe and Benacquista dated November 12, 2007 and cancelled the previous Share Purchase Agreement between Price and Olphie dated October 8, 2007.  The New Agreement provides for Olphie or Vibe to purchase 496,910 common shares of Benacquista from James Price for $500,000.  The purchase must occur within a 45 day time frame.  Benacquista made covenants in the agreement not to issue any common shares or options or undertake any material indebtedness during this 45 day time frame.  The Agreement also provides for anti-dilution protection for Mr. Price to guarantee that his remaining 400,000 shares in the corporation constitute at least 5% to 5.5% of the issued and outstanding shares of the corporation for a period of 180 days.  On March 11, 2007, the Parties entered into an Extension Agreement whereby Mr. Olphie and Vibe agreed to pay an additional $25,000 non-refundable deposit toward the purchase of the common shares referenced above and to increase the number of shares retained by Mr. James Price in Benacquista by 200,000 common shares in exchange for an extension until Tuesday, March 25, 2008 under the Agreement.  On March 17, 2008, the parties entered into Amendment No. 1 to the January 11 New Agreement to remove section 8 of that Agreement, which provided for the resignation of Robert S. McCoy Jr. from the Benacquista Board of Directors, meaning Mr. McCoy continues to sit on the board of directors.

Section 5- Corporate Governance and Management

Item 5.01 Change in Control of Registrant

Upon the closing of the transactions described under Item 1.01 of this report, a change in control of the Company will occur.

Item 5.02 Departure of Directors or Principal  Officers;  Election of Directors; Appointment of Principal Officers

The Company intends to appoint new officers and directors as a result of the transaction described in Item 1.01 of this current report.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

   (d) Exhibits.

Exhibit	Description

10.1
Vibe Benacquista Agreement of Sale dated January 11, 2008 by and between Benacquista Galleries, Inc., a Nevada corporation, Vibe Records, Inc., a Delaware corporation, Timothy Olphie and James Price, previously filed as Exhibit 10.1 to the registrant’s filing on Form 8K of January 16, 2008 and incorporated herein by reference.

10.2	Vibe Benacquista Extension Agreement dated March 11, 2008 by and between Benacquista Galleries, Inc., a Nevada corporation, Vibe Records, Inc., a Delaware corporation, Timothy Olphie and James Price.
10.3
Amendment No. 1 to the Vibe Benacquista Agreement of Sale dated March 17, 2008 by and between Benacquista Galleries, Inc., a Nevada corporation, Vibe Records, Inc., a Delaware corporation, Timothy Olphie and James Price.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 18, 2008
BENACQUISTA GALLERIES, INC.

	By:	/s/ James Price
James Price
Chief Executive Officer